EXHIBIT 8.1

List of Subsidiaries

Significant Subsidiaries:

Home Inns & Hotels Management (Hong Kong) Limited — Incorporated in Hong Kong

Hong Kong Ai Home Hotel Investment Limited — Incorporated in Hong Kong

Yitel Hotel Management (Hong Kong) Limited — Incorporated in Hong Kong

Home Inns Hotel Management (Beijing) Limited — Incorporated in the PRC

Home Inns Hotel Management (Shanghai) Co., Ltd. — Incorporated in the PRC — This entity ultimately owns 100% of 201 subsidiaries and majority shares of 7 subsidiaries operating hotels in China. This entity also jointly owns another 32 subsidiaries operating hotels in China together with Home Inns Hotel Management (Beijing) Limited, with the two entities holding in the aggregate 100% of each of the 32 subsidiaries.

Yunnan YunshangSiji Hotels Management Co., Ltd. — Incorporated in the PRC

Yitel Hotel Management (Shanghai) Limited — Incorporated in the PRC

Home Inns & Hotels (China) Co., Ltd. — Incorporated in the PRC

Hui Ju Hotel Equipment Leasing (Shanghai) Co., Ltd. — Incorporated in the PRC

Suzhou Hengchuang Software Co., Ltd. — Incorporated in the PRC

Hui Yi Hotel Equipment Leasing (Shanghai) Co., Ltd. — Incorporated in the PRC

Jiangsu Home Inns Hotel Equipment Leasing Co., Ltd. — Incorporated in the PRC

He Mei Hotel Management (Shanghai) Limited — Incorporated in the PRC

Shanghai Yiju Hotel Management Co., Ltd.(屹居) — Incorporated in the PRC

Motel 168 International Holdings Limited — Incorporated in the Cayman Islands

Better Wide Holdings Limited — Incorporated in the British Virgin Islands

Merrylin Hotel Holdings Limited — Incorporated in Mauritius

Merrylin Motel Holdings Limited — Incorporated in Mauritius

Champion Merit Investments Limited — Incorporated in Hong Kong

Tianjin Jinju Hotel Management Co., Ltd. — Incorporated in the PRC

Shanghai Motel Hotel Management Co., Ltd. — Incorporated in the PRC — This entity owns 100% of 66 subsidiaries operating hotels in China.

Shanghai Yiju Hotel Management Co., Ltd. — Incorporated in the PRC — This entity owns 100% of 29 subsidiaries operating hotels in China.

Meiju Hotel Management (Shanghai) Co., Ltd. — Incorporated in the PRC — This entity owns 100% of 24 subsidiaries operating hotels in China.